UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2010

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salary Increases and Bonuses Awarded to Named Executive Officers

The Compensation Committee (the “Committee”) of the Board of Directors of Orexigen Therapeutics, Inc. (the “Company”) approved bonuses for the 2009 fiscal year to be awarded to the Company’s named executive officers. Bonus awards were based on the Committee’s evaluation of the Company’s performance as well as each individual named executive officer’s performance during the 2009 year. The evaluation for Graham Cooper, Dr. Eduardo Dunayevich, Dr. Ronald P. Landbloom and Heather Turner also included input from Michael Narachi, the Company’s Chief Executive Officer.

The Committee had previously established target bonus levels for the named executive officers. The target bonus for all named executive officers, except Michael Narachi, is equal to 50% of their respective base salaries. The target bonus for Michael Narachi, the Company’s Chief Executive Officer, is equal to 60% of his base salary. The total bonuses awarded for the 2009 fiscal year to each named executive officer are as follows:

Named Executive Officer	Title	2009 Annual Merit Bonus
Michael Narachi	President and Chief Executive Officer	$243,000
Graham Cooper	Chief Financial Officer and Treasurer	$152,000
Eduardo Dunayevich, M.D.	Chief Medical Officer	$146,000
Ronald Landbloom, M.D.	Vice President, Clinical Operations	$96,000
Heather Turner	Vice President, General Counsel and Secretary	$159,000

The Committee also approved increases to the annual base salaries for the 2010 fiscal year for Messrs. Cooper and Narachi and Ms. Turner. In addition, the Committee also approved an increase in the target bonus percentage for Mr. Narachi from 60% to 75% of his 2010 base salary. This target bonus increase and the 2010 annual base salary increases were based on the Committee’s evaluation of the respective named executive officer’s performance during the 2009 year and the market compensation comparison analysis provided by the Company’s independent compensation consultant. With respect to the named executive officers other than Mr. Narachi, this evaluation included input from Mr. Narachi and with respect to all named executive officers, including Mr. Narachi, this evaluation included additional input from the Company’s independent compensation consultant. The 2010 annual base salaries for Messrs. Cooper and Narachi and Ms. Turner are as follows:

Named Executive Officer	Title	2010 Annual Base Salary
Michael Narachi	President and Chief Executive Officer	$525,000
Graham Cooper	Chief Financial Officer and Treasurer	$320,000
Heather Turner	Vice President, General Counsel and Secretary	$310,000

Amended and Restated Executive Employment Agreements

The Committee also approved an amended and restated form of executive employment agreement (as amended, the “Amended and Restated Executive Agreement”) along with an amended and restated chief executive officer employment agreement (as amended, the “Amended and Restated CEO Agreement” and together with the Amended and Restated Executive Agreements, the “Amended and Restated Agreements”). The Amended and Restated Agreements were amended and restated to, among other things, reflect the current base salaries and target bonus percentages for each executive officer and amend certain provisions relating to the severance and change of control provisions, and Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) contained therein. These agreements were also amended and restated to provide for a best-after-tax analysis with respect to any payments made to the executive upon a change of control (as defined in the Amended and Restated Agreements). After receiving input from the Company’s independent compensation consultant, the Committee approved these amendments to bring the Company’s executive employment agreements, including the severance benefits included therein, into better alignment with similar executive employment agreements at comparable companies. Each Amended and Restated Agreement supersedes and replaces the corresponding former agreement.

A summary of the amended terms of the Amended and Restated Executive Agreements and the Amended and Restated CEO Agreement is set forth below.

Amended and Restated CEO Agreement

Under the terms of the Amended and Restated CEO Agreement, Mr. Narachi’s employment is at will and may be terminated by either the Company or Mr. Narachi at any time. The Amended and Restated CEO Agreement also provides Mr. Narachi with certain severance benefits. In the event Mr. Narachi’s employment is terminated by the Company other than for cause (as defined in the Amended and Restated CEO Agreement) more than three months prior to a change in control or more than 12 months following a change in control, Mr. Narachi will be entitled to:

(i)	a lump sum cash severance payment equal to 24 months of his annual base salary (as in effect immediately prior to his termination), less required tax withholdings and deductions;

(ii)	payment of premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), to continue Mr. Narachi’s group health insurance coverage in effect immediately prior to his termination for a maximum period of 24 months; and

(iii)	acceleration of Mr. Narachi’s outstanding equity awards such that, effective as of his termination date, Mr. Narachi shall receive immediate accelerated vesting of such outstanding equity awards with respect to that same number of shares which would have vested if Mr. Narachi had continued in employment with the Company for a period of 12 months following his termination.

In addition, the Amended and Restated CEO Agreement also provides Mr. Narachi with certain change in control benefits. If Mr. Narachi’s employment is terminated by the Company other than for cause, or by Mr. Narachi due to constructive termination (as defined in the Amended and Restated CEO Agreement), within the three-month period before a change in control or within the 12 month period immediately following a change in control, Mr. Narachi will be entitled to:

(i)	a lump sum cash severance payment equal to 24 months of his annual base salary (as in effect immediately prior to his termination), less required tax withholdings and deductions;

(ii)	payment of premiums under COBRA, to continue Mr. Narachi’s group health insurance coverage in effect immediately prior to his termination for a maximum period of 24 months; and

(iii)	full acceleration of all outstanding equity awards such that all unvested outstanding equity awards held by Mr. Narachi will become fully vested and exercisable effective immediately prior to his termination.

The term for the severance and change in control benefits set forth above shall commence on the effective date (as defined in the Amended and Restated CEO Agreement) and shall continue through the third anniversary of the effective date (the “Expiration Date”). If this agreement is not amended and the severance and change in control benefits are not renewed by the Committee prior to the Expiration Date, Mr. Narachi’s right to receive such severance and change in control benefits shall terminate automatically on the Expiration Date.

If Mr. Narachi becomes entitled to any payments and benefits (including but not limited to payments and benefits pursuant to the Amended and Restated CEO Agreement) that Mr. Narachi would receive in connection with a change in control of the Company (“Transaction Payments”) that would constitute a “parachute payment” within the meaning of Section 280G of the Code, and would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Company shall cause to be determined before any amounts of such Transaction Payments are paid to Mr. Narachi which of the following two alternative forms of payment would result in Mr. Narachi’s receipt, on an after-tax basis, of the greater amount of the Transaction Payment notwithstanding that all or some portion of the Transaction Payment may be subject to the Excise Tax: (i) payment in full of the entire amount of the Transaction Payment, or (ii) payment of only a part of the Transaction Payment so that Mr. Narachi receives the largest payment possible without the imposition of the Excise Tax.

The Amended and Restated CEO Agreement was also amended to comply with the technical requirements of Section 409A of the Code.

Amended and Restated Executive Agreement

Pursuant to the terms of the Amended and Restated Executive Agreement, the executive’s employment is at will and may be terminated by either the Company or the executive at any time. The Amended and Restated Executive Agreement also provides the executive with certain severance benefits. In the event the executive’s employment is terminated by the Company other than for cause (as defined in the Amended and Restated Executive Agreement) more than three months prior to a change in control (as defined in the Amended and Restated Executive Agreement) or more than 12 months following a change in control, the executive will be entitled to:

(i)	a lump sum cash severance payment equal to 12 months of the executive’s annual base salary (as in effect immediately prior to the executive’s termination), less required tax withholdings and deductions; and

(ii)	payment of premiums under COBRA, to continue the executive’s group health insurance coverage in effect immediately prior to the executive’s termination for a maximum period of 12 months.

In addition, if the executive’s employment is terminated by the Company other than for cause, or by the executive due to constructive termination (as defined in the Amended and Restated Executive Agreement), within the three-month period before a change in control or within the 12 month period immediately following a change in control, the executive will be entitled to:

(i)	a lump sum cash severance payment equal to 18 months of the executive’s annual base salary (as in effect immediately prior to the executive’s termination), less required tax withholdings and deductions;

(ii)	payment of premiums under COBRA, to continue the executive’s group health insurance coverage in effect immediately prior to the executive’s termination for a maximum period of 18 months; and

(iii)	full acceleration of all outstanding equity awards such that all unvested outstanding equity awards held by the executive will become fully vested and exercisable effective immediately prior to the executive’s termination.

The term for the severance and change in control benefits set forth above shall commence on the effective date (as defined in the Amended and Restated Executive Agreement) and shall continue through the third anniversary of the effective date (the “Expiration Date”). If this agreement is not amended and the severance and change in control benefits are not renewed by the Committee prior to the Expiration Date, the executive’s right to receive such severance and change in control benefits shall terminate automatically on the Expiration Date.

Similar to the Amended and Restated CEO Agreement, the Amended and Restated Executive Agreement also provides that if the executive becomes entitled to any payments and benefits (including but not limited to payments and benefits pursuant to the Amended and Restated Executive Agreement) that the executive would receive in connection with a change in control of the Company (“Transaction Payments”) that would constitute a “parachute payment” within the meaning of Section 280G of the Code, and would be subject to Excise Tax, then the Company shall cause to be determined before any amounts of such Transaction Payments are paid to the executive which of the following two alternative forms of payment would result in executive’s receipt, on an after-tax basis, of the greater amount of the Transaction Payment notwithstanding that all or some portion of the Transaction Payment may be subject to the Excise Tax: (i) payment in full of the entire amount of the Transaction Payment, or (ii) payment of only a part of the Transaction Payment so that the executive receives the largest payment possible without the imposition of the Excise Tax.

The Amended and Restated Executive Agreement was also amended to comply with the technical requirements of Section 409A of the Code.

A complete copy of the forms of Amended and Restated Executive Agreement and Amended and Restated CEO Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference. The above summary does not purport to be complete and the foregoing descriptions of the terms of the Amended and Restated Agreements are qualified in their entirety by reference to Exhibit 10.1 and 10.2, as applicable.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Amended and Restated Employment Agreement by and between Orexigen Therapeutics, Inc. and Michael A. Narachi

10.2	Form of Amended and Restated Executive Officer Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: January 28, 2010	By:	/s/ GRAHAM K. COOPER
	Name:	Graham K. Cooper
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amended and Restated Employment Agreement by and between Orexigen Therapeutics, Inc. and Michael A. Narachi

10.2	Form of Amended and Restated Executive Officer Employment Agreement